U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
KESSER, INC.
 (Name of Small Business Issuer in its charter)

Nevada

(State or Jurisdiction
of Incorporation or Organization)

8700
(Primary Standard Industrial Classification Code Number)

88-0456577
(I.R.S. Employer
Identification No.)

______________________________________________________________
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253, fax: (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.

If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.

If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.

If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.



CALCULATION OF REGISTRATION FEE

Title of each    Amount to be    Proposed    Proposed       Amount of
class of         registered      maximum     maximum        registration
securities to                    offering    aggregate      fee
be registered                    price per   offering
                                 unit        price

Common shares    2,500,000       $0.05       $125,000.00    $26.40




The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. Initial Public Offering
Prospectus

KESSER
2,500,000 shares of Common Stock
$0.05 per share


Registrant
Kesser, Inc.
3360 W. Sahara, Suite 200
Las Vegas, NV 89102


Registrant's Attorney
Shawn F. Hackman
3360 W. Sahara, Suite 200
Las Vegas, NV 89102


_________________________
The Offering

              Per Share            Total
Public Price    $0.05            $125,000

Proceeds to
Kesser          $0.05            $125,000


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities to be registered is Common
Shares.

The amount to be registered is 2,500,000 shares.

Not traded on any national securities exchange or the Nasdaq Stock
Market.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 2000.

The shares being offered by Kesser, Inc. are subject to prior sale, acceptance of the subscriptions by Kesser, Inc.
and approval of certain legal matters by counsel to Kesser, Inc.

This is our initial public offering of common stock.
The initial offering price per share is .05. We will apply to list our common stock on the OTC:BB. No public market currently exists for the shares of common stock.

Kesser, Inc.. has the right to accept or reject any
subscriptions, in whole or in part, for any reason.  Until
______ 2000, all dealers effecting transactions in
registered securities may be required to deliver a
prospectus. The prospectus delivery requirement does not
terminate until 90 days after the release of funds and securities from the Rule 419 account. "see  Investors' Rights and Substantive
Protection under Rule 419"   This is true whether or not the dealer is
participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Kesser is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the securities act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "deposited funds" and "deposited securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

 Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. Kesser must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor.

Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. See "risk factors" and "release of deposited securities and deposited funds."

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule
419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

The delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by Kesser, Inc.. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

This Company is not a Reporting Company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of KESSER, INC. to verify any of the information included in the prospectus and to obtain additional information.
Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number. Such information shall be provided without charge.

All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information;
and they did so to their satisfaction.

A maximum of 2,500,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering, is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated. . There will be a minimum purchase of 5000 shares at $250.00.

No commissions are anticipated. No sales commission will be paid in connection with the sales of these shares. The Net Proceeds to the Company is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."



TABLE OF CONTENTS
	PAGE


PROSPECTUS SUMMARY
1
RISK FACTORS
2
INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419                                            3
USE OF PROCEEDS                                                      4
DETERMINATION OF OFFERING PRICE                                      5
DILUTION                                                             6
PLAN OF DISTRIBUTION                                                 7
LEGAL PROCEEDINGS                                                    8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                                  9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                                      10
DESCRIPTION OF SECURITIES                                           11
INTEREST OF NAMED EXPERTS AND COUNSEL                               12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES                                      13
ORGANIZATION WITHIN LAST FIVE YEARS                                 14
DESCRIPTION OF BUSINESS                                             15
PLAN OF OPERATION                                                   16
DESCRIPTION OF PROPERTY                                             17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      18
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                                                 19
EXECUTIVE COMPENSATION                                              20
FINANCIAL STATEMENTS                                                21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE                              22



PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus
("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

Kesser

KESSER, INC. (the "Company"), was incorporated on
March 31st, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Kesser never commenced any operational activities.

Kesser was formed by Adam U. Shaikh, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Immediately upon incorporation, Howard Weiss was installed as President, secretary, treasurer and Director. Mr. Weiss determined next to proceed with filing a Form SB-2.

Mr. Weiss, the President, Secretary, Treasurer and Director, elected to commence implementation of Kesser's principal business purpose, described below under "Item 2, Plan of Operation".
As such, Kesser can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Kesser as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as Kesser has successfully implemented its business plan described herein.

Accordingly, each shareholder of Kesser will execute and deliver a "lock-up" letter agreement, affirming that his/her respective shares of Kesser's common stock until such time as Kesser has successfully consummated a merger or acquisition and Kesser is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Kesser's securities until a merger or acquisition has been consummated, each shareholder will place his/her respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of Kesser's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's modern to sell their respective securities before such closing.

The Offering

Shares of Kesser will be offered at $.05 per Share. See
"Plan of Distribution, page. The minimum purchase required of an investor is $250.00. If all the Shares offered are sold the net proceeds to Kesser will be $125,000.00 less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for Kesser..





Liquidity of Investment

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors, page 6."





RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

RULE 419 GENERALLY. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed.

Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.
After the effective date of any such post-effective amendment, Kesser is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Kesser's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.


Investors are prohibited from selling or offering to sell shares held in escrow.

According to Rule15g-8 as promulgated by the S.E.C. under the amended Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.


Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations
As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a blank check offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes.

Accordingly, prospective investors will invest in Kesser without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Kesser relating to the specific allocation of the net proceeds of this offering do not guarantee Kesser will achieve its business objectives.


Various state Blue Sky laws limit or even prohibit sales of securities
for blank check issuers.   The ability to register or qualify for sale
the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of blank check issuers, such as Kesser, within that state. In addition, many states, while not specifically prohibiting or restricting blank check companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, Kesser's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered.


Kesser has had no operating revenue to date and may not become profitable.
Kesser has had no operating history nor any revenues or earnings from operations. Kesser has no significant assets or financial resources. Kesser will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Kesser incurring a net operating loss which will increase continuously until Kesser can consummate a business combination with a profitable business opportunity. Kesser may not be able to identify such a business opportunity and consummate such a business combination. Additionally, because


Success of Kesser's business operations may depend on management outside of Kesser's contol.
The success of Kesser's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Kesser will be successful in locating candidates meeting such criteria. In the event Kesser completes a business combination, the success of Kesser's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Kesser's control.


Kesser is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.
Kesser is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for Kesser. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Kesser and, consequently, Kesser will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Kesser will compete in seeking merger or acquisition candidates with numerous other small public companies.


Kesser has no agreement for a merger nor any standards set for acceptable candidates for merger.
Kesser has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. Kesser may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. Kesser has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Kesser never commenced any operational activities. Kesser may not be able to negotiate a business combination on terms favorable to Kesser. Kesser has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Kesser would not consider a business combination in any form with such business opportunity. Accordingly, Kesser may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.


Kesser's management lack certain business skills and will be devoting only part-time work hours.
While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Kesser. Kesser's two officers have not entered into written employment agreements with Kesser and are not expected to do so in the foreseeable future. Kesser has not obtained key man life insurance on either of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of Kesser's business and its likelihood of continuing operations.

Furthermore, Kesser's officers and directors are not professional business ananlysts. Lack of experience will be a detriment to Kesser's efforts.


Kesser's officers and directors participate with business ventures conflicting with Kesser. Kesser's officers and directors participate in other business ventures which compete directly with Kesser. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event Kesser's officers or directors are involved in the management of any firm with which Kesser transacts business. Kesser's board of directors will adopt a resolution which prohibits Kesser from completing a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of Kesser.


Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude Kesser's business plan.
Section 13 of the Securities Exchange Act of 1934, requires companies falling under Section 13 of the Securities Exchange Act of 1934 to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Kesser. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.


Kesser is at a competitive disadvantage because it lacks any market research or marketing organization.
Kesser has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Kesser. Moreover, Kesser does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Kesser, there is no assurance Kesser will be successful in completing any such business combination.


Kesser will be limited to the business opportunities of any company that it merges with.
Kesser's proposed operations, even if successful, will in all likelihood result in Kesser engaging in a business combination with only one business opportunity. Consequently, Kesser's activities will be limited to those engaged in by the business opportunity which Kesser merges with or acquires. Kesser's inability to diversify its activities into a number of areas may subject Kesser to economic fluctuations within a particular business or industry and therefore increase the risks associated with Kesser's operations.


Potential determination by the SEC that Kesser is an investment company could cause material adverse consequences.
Although Kesser will be regulated under the Securities Exchange Act of 1933, management believes Kesser will not be regulated under the Investment Company Act of 1940, insofar as Kesser will not be engaged in the business of investing or trading in securities. In the event Kesser engages in business combinations which result in Kesser holding passive investment interests in a number of entities, the Kesser could be under regulation of the Investment Company Act of 1940. In such event, Kesser would be required to register as an investment company and could be expected to incur significant registration and compliance costs Kesser has obtained no formal determination from the Securities and Exchange Commission as to the status of Kesser under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Kesser to material adverse consequences.


Any business combination will probably result loss of management and control by Kesser shareholders.
A business combination involving the issuance of Kesser's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Kesser. Any such business combination may require management of Kesser to sell or transfer all or a portion of Kesser's common stock held by them, or resign as members of the board of directors of Kesser. The resulting change in control Kesser could result in removal of one or more present officers and directors of Kesser and a corresponding reduction in or elimination of their participation in the future affairs of Kesser.


Should Kesser meet its business plan of merging, shareholders in Kesser will most likely suffer a reduction in percentage share ownership of the newly formed company.
Kesser's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Kesser issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of Kesser would result in reduction in percentage of shares owned by present and prospective shareholders of Kesser and would most likely result in a change in control or management of Kesser.


Potential acquisition or merger candidates may wish to avoid potential adverse consequences of merging with Kesser.
Kesser may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with Kesser.

Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities which require full disclosure of Kesser's business, management and financial statements.


Many business decisions made by Kesser can have major tax consequences and many associated risks.
Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Kesser may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Kesser intends to structure any business combination so as to minimize the federal and state tax consequences to both Kesser and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.


The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Kesser.
Management of Kesser believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with Kesser, rather than incur the expenses associated with preparing audited financial statements.


Kesser securities may be limited to only a few markets because of blue sky laws.
Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and Kesser has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of Kesser's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for Kesser's securities to be a limited one.


Certain officers, directors, principal shareholders or affiliates may purchase shares, thereby increasing their percentage share.
Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons. The purchases by these control persons may make it possible for the offering to meet the escrow amount.


Kesser may not be able to sale enough shares to follow through with the business plan.
The 2,500,000 common shares are to be offered directly by Kesser, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether Kesser will be able to sell any shares.


Kesser's offering price is arbitrary and the value of Kesser securities may never actually reach the offering price.
The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Kesser. There can be no assurance that, even if a public trading market develops for Kesser's securities, the shares will attain market values commensurate with the offering price.


Kesser shares are to be offered based on a direct participation offering basis.
The shares are offered by Kesser on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. Kesser cannot and does not make any statement guaranteeing that shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of shares sold by Kesser.


Kesser's shares may never actually be traded and therefore purchasers may never be able to resale.
Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop.
Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Kesser or its competitors, variations in Kesser's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.


Shares sold in the future may have to comply with Rule 144.
All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Kesser (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.


Kesser faces uncertainty with regard to the Y2K issue.
The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect Kesser's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting Kesser, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Kesser's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on Kesser's financial condition or results of operations; however, because of the uncertainties in this area, assurance cannot be given in this regard.



INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account
(the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Kesser and to investors, respectively, only after the Company has met the following three conditions:

First, Kesser must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Kesser must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.


                        PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Kesser must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Kesser must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).



                            POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Kesser to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

                             RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If Kesser does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

        RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The Deposited Funds and Deposited Securities may be released to Kesser and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Kesser and any other evidence acceptable by the Escrow Agent that Kesser has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Kesser has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

ESCROWED FUNDS NOT TO BE USED FOR SALARIES OR
REIMBURSABLE EXPENSES

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Kesser's behalf by Kesser's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Kesser's board of directors, both of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.
See "Risk Factors," "Use Of Proceeds" and "Certain Transactions."


Principal Shareholder(s).

The address for the principal shareholder is as follows:

Howard Weiss.  9612 Van Nuys Blvd, Suite 108
               Panorama City, CA 91402

Mr. Weiss, as the principal shareholder, has sole voting and investment power.


USE OF PROCEEDS
Following the sale of the 2,500,000 Shares Offered by Kesser, there will be a gross proceeds of $125,000,000
(less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for the Company.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds            Minimum Offering       Maximum Offering
                           Amount   Percent       Amount   Percent

Working Capital          $  20,000    100 %      $125,000   100 %

Total                    $  20,000    100 %      $125,000   100 %


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Management may advance money to the company or on behalf of the company.

There are no set limits to the maximum amount that management will advance or loan to the company. Although the amount is obviously limited by the resources of the corporation.

Management anticipates repayment would come from the acquisition of a target. The advances would be expected to be in an amount well below the minimum which would be expected from any viable operating business target.




DETERMINATION OF OFFERING PRICE
The offering price is not based upon Kesser's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of Kesser and was determined arbitrarily based upon the amount of funds needed by Kesser to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.


DILUTION
"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of March 31, 2000, the net tangible book value of Kesser was $3000 or $.001 per Share.
Giving effect to the sale by Kesser of all offered
Shares at the public offering price, the pro forma net tangible book value of Kesser would be $125,000 or $.02 per Share, which would represent an immediate increase of $.02 in net tangible book value per Share and $.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Kesser.

The following table illustrates the pro forma per Share dilution:



                  Assuming Maximum  Shares Sold

Offering Price (1)                                             $.05

Net tangible book value per
share before Offering (2)                                     $.001


Increase Attributable to purchase
of stock by new investors (3)                                  $.02

Net tangible book value per
Share after offering (4)                                      $.02

Dilution to new investors (5)                                 $.03

Percent Dilution to new investors (6,7)                        60%




(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Kesser.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($103,000) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering
($.001) for an increase of $.02.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($.03).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.

PLAN OF DISTRIBUTION
Kesser will sell a maximum of 2,500,000 shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $250.00. There can be no assurance that any of these Shares will be sold.

The gross proceeds to Kesser will be $125,000.00 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Kesser, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds").

The public offering
price of the shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of Kesser's common stock. These securities are offered by Kesser subject to prior sale and to approval of certain legal matters by counsel.

The officers and directors of Kesser will be offering and selling shares on behalf of Kesser. President, Secretary, Treasure, and Director Howard Weiss will be offering and selling shares on behalf of Kesser.

Those officers and directors offering the securities on behalf of Kesser will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1.

We have been informed by these officers and directors that:

  they are not subject to statutory disqualification      as
defined in Section 3(a)(39) of the Securities Exchange Act of 1934,

  these officers and directors are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

  these officers and directors are not an associated person of a broker or dealer.

Additionally, the officers and directors offering and selling securities in Kesser meet the conditions of part (a)(4)(iii) where participation will be restricted to:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such commucication is approved by apartner, officer or director of the issuer;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser;
provided, however, that the content of such reponses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C)	Performing ministerial and clerical work involved in
effecting any transaction.


Limited State Registration.
Kesser will initially only be registered in Nevada and purchasers in this offering and in any subsequent trading market must be Nevada residents.

Future sales outside Nevada will depend on Blue Sky laws of states in question.



Opportunity To Make Inquires.
Kesser will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Kesser concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Kesser possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.
Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Kesser a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Kesser, such a subscriber will be, a shareholder in Kesser and will be otherwise bound by the articles of incorporation and the bylaws of Kesser in the form attached to this Prospectus.
Promptly upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Kesser. Kesser may reject a subscriber's
Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Kesser, or such other reasons other as Kesser determines to be in the best interest of the Company. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings
Kesser is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Kesser has been threatened.

Directors, Executive Officers, Promoters, and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since March, 2000. There are no other persons which can be classified as a promoter or controlling person of Kesser.

Howard Weiss: president, secretary, treasurer, and director.


Howard Weiss. Age 40.

In 1982, Mr. Weiss founded Imperial Medical Supply, Inc. Imperial Medical specializes in Power wheelchair sales. Mr. Weiss remains as President of Imperial Medical Supply.

After receiving his post graduate rabbinic degree in 1987, Mr. Weiss entered the real estate business until 1989. In October of 1989 Mr. Weiss founded Nissim Institutional providers.

Nissim is a medical supply company providing durable and disposable medical goods to the geriatric population at home and in nursing facilities. Mr. Weiss continues as president of Nissim.



Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Kesser to own beneficially, more than 5% of Kesser's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class     Name of Beneficial   Amount and Nature  Percent
                   Owner (1)           of Beneficial       Of Class
                                        Owner(2)

Common Stock       Howard Weiss         3,000,000             100%



None of the Officers, Directors or existing shareholders have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock.
The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of Kesser available for distribution upon winding up of the affairs of Kesser; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights;
(b) preemptive rights to purchase in new issues of Shares;
(c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Kesser, attached as
Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-
2. As of the date of this Form SB-2, Kesser has 3,000,000 Shares of common stock outstanding.

Non-Cumulative Voting

The holders of Shares of Common Stock of Kesser do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.



Dividends

Kesser does not currently intend to pay cash dividends.
Kesser's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because Kesser does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.
There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Kesser.

A distribution of revenues will be made only when, in the judgment of Kesser's Board of Directors, it is in the best interest of Kesser's stockholders to do so. The
Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Kesser's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued
Stock

Upon the completion of this Offering, Kesser's authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Kesser by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Kesser's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Kesser's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent
Kesser intends to engage the services of Pacific Stock
Transfer Company, P.O. Box 93385 Las Vegas, Nevada  89193
(702) 361-3033  Fax (702) 732-7890.


INTEREST OF NAMED EXPERTS AND COUNSEL
No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
No director of Kesser will have personal liability to Kesser or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Kesser or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Kesser in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties;
provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Kesser are accountable to Kesser as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Kesser. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Kesser, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Kesser in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form
SB-2. None of the promoters have received anything of value from the registrant.

DESCRIPTION OF BUSINESS

1.  Company /Business Summary
KESSER, INC. (the "Company"), was incorporated on
March 31, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The
Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Kesser never commenced any operational activities.

Kesser was formed by Adam U. Shaikh, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Immediately upon incorporation, Howard Weiss replaced Adam Shaikh. Mr.
 Weiss serves as President, Secretary, Treasurer and Director. Mr. Weiss determined next to proceed with filing a Form SB-2.

Mr. Weiss, the President, Secretary, Treasurer and Director, elected to commence implementation of Kesser's principal business purpose, described below under "Item 2, Plan of Operation".
As such, Kesser can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Kesser as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as Kesser has successfully implemented its business plan described herein.
Accordingly, each shareholder of Kesser has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as Kesser has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.
In order to provide further assurances that no trading will occur in Kesser's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with Kesser's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of Kesser's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing. Kesser's business plan is subject to numerous risk factors.

ITEM 2.  PLAN OF OPERATION

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The
Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Kesser's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Kesser and such other company as of the date of this registration statement.

While Kesser will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees.  The
Registrant's two officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of Kesser can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Kesser and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."



Kesser is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

The Articles of Incorporation of Kesser
provides that Kesser may indemnify officers and/or directors of Kesser for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Kesser could be used or attached to satisfy any liabilities subject to such indemnification. See "ITEM
12, INDEMNIFICATION OF IRECTORS AND OFFICERS."

GENERAL BUSINESS PLAN

Kesser's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Kesser will not restrict its search to any specific business, industry, or geographical location and Kesser may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of
Kesser's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Kesser has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of Kesser because it will not permit
Kesser to offset potential losses from one venture against gains from another.

Kesser may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Kesser may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method Kesser will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies which are looking to merge with a public shell.

Kesser anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Kesser has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Kesser will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.
Nevertheless, the officers and directors of Kesser have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Kesser, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Kesser's two officers, or by the Company's shareholders. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources;
working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Kesser; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Kesser intends to utilize written reports and personal investigation to evaluate the above factors. Kesser will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Kesser, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of Kesser's shareholders, in accomplishing the business purposes of Kesser. It is not anticipated that any outside consultants or advisors, other than Kesser's legal counsel and accountants, will be utilized by Kesser to effectuate its business purposes described herein. However, if Kesser does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as Kesser has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Kesser will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Kesser may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Kesser may offer. However, Kesser does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Kesser has successfully consummated such a merger or acquisition. Kesser also has no plans to conduct any offerings under Regulation S.


ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, Kesser may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business.
On the consummation of a transaction, it is probable that the present management and shareholders of Kesser will no longer be in control of Kesser. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Kesser's shareholders.

It is anticipated that Kesser's principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by officers and/or directors of Kesser will be also afforded to all other shareholders of the Company on similar terms and conditions. The policy set forth in the preceding sentence is based on an understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still officers and directors of Kesser. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, Kesser may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Kesser has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, Kesser will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Kesser's securities may have a depressive effect on the value of Kesser's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Kesser may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Kesser which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Kesser's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event Kesser acquires a target company with substantial assets. Any merger or acquisition effected by Kesser can be expected to have a significant dilutive effect on the percentage of shares held by Kesser's then shareholders.

Kesser will participate in a business
opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Kesser's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated hereinabove, Kesser will not
acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction.
Kesser is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Kesser to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Kesser's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure Kesser's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Kesser.

Kesser's officers and shareholders have
verbally agreed that they will advance to Kesser any additional funds which Kesser needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Kesser. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Kesser acquires or merges with agree to repay all or a portion of such advances.
There is no dollar cap on the amount of money which such persons will advance to Kesser. Kesser will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Kesser will not borrow any funds to make any payments to Kesser's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits Kesser from completing an acquisition or merger with any entity in which any of Kesser's
Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management management of the Company's affairs. There is no agreement that non-management shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.

COMPETITION
Kesser will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Kesser. In view of the Company's combined extremely limited financial resources and limited management availability, Kesser will continue to be at a significant competitive disadvantage compared to the Company's competitors.

YEAR 2000 COMPLIANCE
Kesser is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. Kesser has assessed these issues as they relate to Kesser, and since Kesser currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, it does not believe that there are any material year 2000 issues to disclose in this Form 10-SB.

DESCRIPTION OF PROPERTY

Kesser has retained Shawn F. Hackman, a P.C., as a resident agent. The address is 3360 W. Sahara, Suite 200 Las Vegas, NV 89102. Mr. Hackman has no involvement with the day to day activities of Kesser. A copy of the resident agent agreement is attached.

Mr. Hackman simply provides an address for Kesser, Inc. but no physical office space is provided.

Kesser currently owns no property.

President, Secretary, Treasure, and director Howard Weiss is providing office services without charge.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item
404 of Regulation SB had or is to have a direct or indirect material interest.


MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.
The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

EXECUTIVE COMPENSATION

(a) No officer or director of Kesser is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

FINANCIAL STATEMENTS
The Financial Statements required by Item 310 of Regulation
S-B are attached as Exhibit 99.1 to this Form SB-2.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS
Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

RECENT SALES OF UNREGISTERED SECURITIES
On March 31, 2000, 3,000,000 shares were issued to
Howard Weiss under Rule
4(2).

EXHIBITS
The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS
The undersigned registrant hereby undertakes to:
(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


KESSER, INC.
(A Development Stage Company)


FINANCIAL STATEMENTS

April 4, 2000



TABLE OF CONTENTS


	PAGE #


	INDEPENDENT AUDITORS REPORT	                  1


	ASSETS	                                       2


	LIABILITIES AND STOCKHOLDERS' EQUITY	         2


	STATEMENT OF OPERATIONS	                      3


	STATEMENT OF STOCKHOLDERS' EQUITY	            4


	STATEMENT OF CASH FLOWS	                      5


	NOTES TO FINANCIAL STATEMENTS	                6-9


INDEPENDENT AUDITORS' REPORT


Board of Directors	April 5, 2000
KESSER, INC.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of KESSER, INC. (A Development Stage Company), as of April 4, 2000 and the related statements of operations, stockholders' equity and cash flows for the period March 31, 2000 (inception) to April 4, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KESSER, INC. (A Development Stage Company), as of April 4, 2000, and the results of its operations and cash flows for the period March 31, 2000 (inception) to April 4, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

KESSER, INC.
(A Development Stage Company)
April 4, 2000

BALANCE SHEET
ASSETS
CURRENT ASSETS
	Cash                                    $	0

	TOTAL CURRENT ASSETS                    $	0

OTHER ASSETS                             $	0

	TOTAL OTHER ASSETS                      $	0

TOTAL ASSETS                             $	0


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                      $	0

	TOTAL CURRENT LIABILITIES               $	0

STOCKHOLDERS' EQUITY (Note #4)

	Common stock
	Par value $0.001
	Authorized 25,000,000 shares
	Issued and outstanding at

	April 4, 2000  -
	3,000,000 shares                        3,000

	Additional Paid-In Capital              0

	Deficit accumulated during
	The Development stage                  -3,000

TOTAL STOCKHOLDERS' EQUITY               $	0

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                     $	0


The accompanying notes are an integral part of these financial statements

- 2 -


KESSER, INC.
(A Development Stage Company)
March 31, 2000(inception), to April 4, 2000

STATEMENT OF OPERATIONS

INCOME

	Revenue                             $	0


EXPENSES

	General and
Administrative                       $	3,000

		TOTAL EXPENSES                     $	3,000


NET PROFIT/LOSS (-)                  $	-3,000


Net Profit/Loss(-)
per weighted share
(Note #1)                            $	-.0010

Weighted average
Number of common
shares outstanding                   3,000,000



The accompanying notes are an integral part of these financial statements

- 3

KESSER, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                              Additional	  Accumu-   Common	   Stock
                              paid-in	     lated     Shares	   Amount
                              Capital	     Deficit
March 31, 2000
	Issued for Services		        $0                      3,000,000
	$	3,000

Net loss March 31,
2000 (inception) to
April 4, 2000
-3,000

Balance,
April 4, 2000 		              $0            -3,000     3,000,000
	$	3,000













The accompanying notes are an integral part of these financial statements

- 4

KESSER, INC.
(A Development Stage Company)
March 31, 2000 (inception), to April 4, 2000

STATEMENT OF CASH FLOWS

Cash Flows from
Operating Activities

	Net Loss                          $	-3,000

	Adjustment to
	Reconcile net loss
	To net cash provided
	by operating
	Activities
	Issue Common Stock
	For Services                        +3,000

Changes in assets and
Liabilities                        0


Net cash used in
Operating activities               $	0

Cash Flows from
Investing Activities               0

Cash Flows from
Financing Activities               0

Net Increase (decrease)            $	0

Cash,
Beginning of period                0

Cash, End of Period                $	0









The accompanying notes are an integral part of these financial statements

- 5 -
KESSER, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS

April 4, 2000



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized March 31, 2000, under the laws of the State of Nevada as KESSER, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.
There are no cash equivalents as of April 4, 2000 .





- 6

KESSER, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

April 4, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial
Accounting Standards No. 109 (SFAS #109) "Accounting for
Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

	Reporting on Costs of Start-Up Activities

Statement of Position 98-5 ("SOP 98-5"), "Reporting on the
Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128)
"Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of April
4, 2000, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

- 7 -
KESSER, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

April 4, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Policy in Regards to Issuance of Common Stock in a Non-Cash
Transaction

The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended April 4, 2000 , due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of April 4, 2000 is as follows:

Net operation loss carry forward	$ 	0
Valuation allowance	$	0

Net deferred tax asset	$	0


NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 25,000,000 shares with a par value $.001 per share.

Preferred Stock

The corporation has no preferred stock.


On March 31, 2000, the Company issued 3,000,000 shares of its
$0.001 par value common stock to its directors for services of $3,000.00.



- 8 -
KESSER, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS (CONTINUED)

April 4, 2000


NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of asets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.



Articles Of Incorporation
Of
KESSER, INC.


Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statues 78.090 inclusive as amended and state and certify that the articles of incorporation are as follows:


First: 		Name

The name of the corporation is KESSER, INC., (The "Corporation").


Second:		Resident Office and Agent

The address of the registered office of the corporation in the State Of Nevada Is 3360 W. Sahara Suite 200 in the city of Las Vegas, County of
Nevada 89102. The name and address of the corporation's registered agent in the State of Nevada is Adam U. Shaikh, at said address, until such time as another agent is duly authorized and appointed by the corporation.


Third:		Purpose and Business

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;

(b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

(c) The Corporation shall have power to sue and be sued in any court of law or equity;

(d)  The Corporation shall have power to make contracts;

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises.
The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

(g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United
States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;




(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.


Forth:		Capital Stock

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Twenty Five Million (25,000,000), consisting of Twenty Five (25,000,000) shares of
Common Stock, par value of $0.001 per share (The "Common Stock") .
2.  Powers and Rights of Common Stock

(a) Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;



(b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

(c)  Dividends and Distributions

(i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

(ii)  Other Dividends and Distributions. The Board of
Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

(iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. Preferred Stock The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

4. Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.


	Fifth:		Adoption of Bylaws.

	In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").




Sixth:		Shareholder Amendment of Bylaws.

	Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.


	Seventh:	Board of Directors

	The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less that two (2). The directors holding office at the time of the filing of these Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.


	Eighth:		Term of Board of Directors.

	Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors, shall have equal standing.

	Not withstanding the foregoing provisions of this Article Eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article Forth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series


	Ninth:		Vacancies on Board of Directors

	Except as may otherwise be provided pursuant to Section 4 of Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.


	Tenth:		Removal of Directors

	Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.





Eleventh:	Stockholder Action

	Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.


	Twelfth:		Special Stockholder Meeting

	Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.


	Thirteenth:	Location of Stockholder Meetings.

	Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kelp (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.


	Fourteenth:	Private Property of Stockholders.

	The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.


	Fifteenth:	Stockholder Appraisal Rights in Business Combinations.

	To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.


	Sixteenth:	Other Amendments.

	The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.


	Seventeenth:	Term of Existence.

	The Corporation is to have perpetual existence.


	Eighteenth:	Liability of Directors.

	No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Nineteenth:	Name and Address of first Directors and Incorporators.

	The name and address of the incorporators of the Corporation and the first Directors of the Board of Directors of the Corporation which shall be one (1) in number is as follows:





DIRECTOR #1
Adam U. Shaikh, Esq.
3360 W, Sahara Suite 200
Las Vegas, NV  89102






I, Adam U. Shaikh, Esq., being the first director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 31st day of March, 2000.




							By: _______________________________
Adam U. Shaikh, Esq.



Verification

State Of Nevada
		SS
County Of Clark


	On this 31st day of March, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Adam U. Shaikh, Esq., known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.




							By: _______________________________
Notary Public in and for said
County and State